As filed with the Securities and Exchange Commission on February 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gastar Exploration Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3531640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

J. Russell Porter

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Prince

Sarah K. Morgan

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Telephone: (713) 758-2222

Approximate date of commencement of proposed sale to the public:

From time-to-time after this registration statement becomes effective,

as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock
Preferred Stock
Debt Securities(3)
Rights
Guarantees of Debt Securities(4)
Total	N/A	N/A	$300,000,000	$38,640(5)

(1)	An indeterminate principal amount or number of the securities of each identified class may be issued from time-to-time at indeterminate prices, with an aggregate primary offering price not to exceed $300,000,000.
(2)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify information by each class as to the amount to be registered or the proposed maximum offering price per security.
(3)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any registered securities previously issued.
(4)	If a series of debt securities is guaranteed, such series may be guaranteed by one or more of Gastar Exploration Inc.’s subsidiaries. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2014

PROSPECTUS

$300,000,000

GASTAR EXPLORATION INC.

Common Stock

Preferred Stock

Debt Securities

Rights

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by certain of Gastar Exploration Inc.’s subsidiaries. The aggregate initial offering price of the securities that we will offer will not exceed $300,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiaries. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock, 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock are listed on the NYSE MKT LLC under the symbols “GST,” “GST.PR.A” and “GST.PR.B,” respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2014 .

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination up to $300,000,000 of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of Gastar Exploration Inc. and the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” before buying any securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Gastar,” “we,” “us,” “our” and the “Company” refer to Gastar Exploration Inc. and its subsidiaries and predecessors.

THE COMPANY

We are an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Our principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. We are currently pursuing the development of liquids-rich natural gas in the Marcellus Shale and Utica Shale in West Virginia and are also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma.

Our principal executive offices are located at 1331 Lamar Street, Suite 650, Houston, Texas 77010. Our telephone number at that address is (713) 739-1800. Our website address is http://www.gastar.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

For additional information as to our business and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

ABOUT THE SUBSIDIARY GUARANTORS

If specified in the accompanying prospectus supplement respecting a series of debt securities, any of our current or future subsidiaries specified in the prospectus supplement, which we refer to as “Subsidiary Guarantors,” may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the extent required by the rules and regulations of the SEC.

For additional information as to our and our subsidiaries’ business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35211) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 11, 2013, as amended by the Form 10-K/A filed with the SEC on April 29, 2013 and the Form 10-K/A filed with the SEC on October 24, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 2, 2013, June 30, 2013, filed on August 5, 2013 and September 30, 2013, filed on November 5, 2013;

•	our Current Reports on Form 8-K filed on January 8, 2013, February 21, 2013, March 11, 2013, April 1, 2013 (as amended by the Form 8-K/A filed with the SEC on June 27, 2013 and the Form 8-K/A filed with the SEC on October 28, 2013), April 3, 2013, April 23, 2013, May 2, 2013, May 7, 2013, May 10, 2013, May 15, 2013, June 12, 2013, July 3, 2013, July 9, 2013, July 17, 2013, August 6, 2013, August 12, 2013, September 3, 2013, September 6, 2013, September 23, 2013, October 4, 2013, October 8, 2013, October 22, 2013, October 28, 2013, November 1, 2013, November 6, 2013, November 7, 2013, November 15, 2013, November 20, 2013, November 24, 2013, December 24, 2013, January 22, 2014, January 31, 2014 and February 6, 2014 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01);

•	the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K filed on January 31, 2014, including any amendment that we may file in the future for the purpose of updating the description of our common stock.

•	the description of our 8.625% Series A Cumulative Preferred Stock contained in our registration statement on Form 8-A filed on June 20, 2011, including any amendment to that Form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our 8.625% Series A Cumulative Preferred Stock.

•	the description of our 10.75% Series B Cumulative Preferred Stock contained in our registration statement on Form 8-A filed on November 1, 2013, including any amendment to that Form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our 10.75% Series B Cumulative Preferred Stock.

In addition, we incorporate by reference in this prospectus any future filings made by Gastar Exploration Inc. with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Gastar Exploration Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

We also make available free of charge on our website at http://www.gastar.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, all statements regarding future plans, business objectives, strategies, expected future financial position or performance, expected future operational position or performance, budgets and projected costs, future competitive position or goals and/or projections of management for future operations. In some cases, you can identify a forward-looking statement by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations and beliefs concerning future developments and their potential effect on us, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends and other factors. Forward-looking statements may include statements that relate to, among other things, our:

•	financial position;

•	business strategy and budgets;

•	anticipated capital expenditures;

•	drilling of wells, including the anticipated scheduling and results of such operations;

•	natural gas, oil and natural gas liquids (“NGLs”) reserves;

•	timing and amount of future production of natural gas, condensate, oil and NGLs;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	prospect development; and

•	property acquisitions and sales.

Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the known material factors that could cause actual results to differ from those in the forward-looking statements, see “Risk Factors” beginning on page 7 of this prospectus and other risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions;

•	the supply and demand for natural gas, condensate, oil and NGLs;

•	low and/or declining prices for natural gas, condensate, oil and NGLs;

•	natural gas, condensate, oil and NGLs price volatility;

•	worldwide political and economic conditions and conditions in the energy market;

•	our ability to raise capital to fund planned capital expenditures or repay or refinance debt upon maturity;

•	the ability and willingness of our current or potential counterparties, third-party operators or vendors to enter into transactions with us and/or to fulfill their obligations to us;

•	failure of our joint interest partners to fund any or all of their portion of any capital program;

•	the ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	uncertainties about the estimated quantities of natural gas and oil reserves and in the projection of future rates of production and timing of development expenditures of proved reserves;

•	strength and financial resources of competitors;

•	availability and cost of material and equipment, such as drilling rigs and transportation pipelines;

•	availability and cost of natural gas and NGLs processing and transportation;

•	changes or advances in technology;

•	the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry wells, operating hazards inherent to the natural gas and oil business and down hole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	environmental risks;

•	possible new legislative initiatives and regulatory changes potentially adversely impacting our business and industry, including, but not limited to, national healthcare, hydraulic fracturing, state and federal corporate income taxes, retroactive royalty or production tax regimes, changes in environmental regulations, environmental risks and liability under federal, state and local environmental laws and regulations;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	potential losses from pending or possible future claims, litigation or enforcement actions;

•	potential defects in title to our properties or lease termination due to lack of activity or other disputes with mineral lease and royalty owners, whether regarding calculation and payment of royalties or otherwise;

•	the weather, including the occurrence of any adverse weather conditions and/or natural disasters affecting our business;

•	our ability to find and retain skilled personnel; and

•	any other factors that impact or could impact the exploration of natural gas or oil resources, including, but not limited to, the geology of a resource, the total amount and costs to develop recoverable reserves, legal title, regulatory, natural gas administration, marketing and operational factors relating to the extraction of natural gas and oil.

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update, revise or release any revisions to these forward-looking statements after the date on which they are made to reflect new information, events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	capital expenditures;

•	the repayment of indebtedness;

•	working capital; and

•	to make strategic acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges plus preferred stock dividends for the periods indicated:

	Year Ended December 31,					Nine Months Ended September 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges(1)	—	10.8x	—	—	—	5.8x
Ratio of earnings to combined fixed charges and preference securities dividends(2)	—	10.8x	—	—	—	3.0x

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2008, 2010, 2011 and 2012. Additional earnings of $12.5 million, $12.8 million, $0.1 million and $147.1 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges.
(2)	The ratio of earnings to fixed charges and preferred stock dividends was less than one-to-one for the years ended December 31, 2008, 2010, 2011 and 2012. Additional earnings of $12.5 million, $12.8 million, $1.6 million and $157.9 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges and preferred stock dividends for those periods.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. These summaries are qualified by reference to our certificate of incorporation, bylaws and the designations of our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

As of the date of this prospectus, our authorized capital stock consisted of (a) 40,000,000 shares of preferred stock, $0.01 par value per share, 6,098,160 of which were issued and outstanding, and (b) 275,000,000 shares of common stock, $0.001 par value per share, 61,891,767 of which were issued and outstanding. In addition, as of the date of this prospectus, 5,196,221 shares of common stock were subject to outstanding awards pursuant to our equity incentive plans, of which (a) 874,100 shares were subject to options to purchase our common stock at a weighted average exercise price of $11.68 per, (b) 3,331,463 shares consisted of shares of unvested restricted stock and (c) 990,658 shares were subject to outstanding performance-based stock unit awards (assuming settlement at 100% of the “target” level of performance).

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

•	Voting Rights. Holders of our common stock are entitled to receive notice of any meeting of stockholders and to one vote for each share held of record on all matters at all meetings of stockholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Our common stockholders have no cumulative voting rights and all members of our board of directors are to be elected annually by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under our bylaws, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances set forth in any Preferred Stock Designation, each stockholder having the right to vote is entitled at every meeting of stockholders to vote one vote for every share standing in his name on the record date fixed by the board of directors pursuant to the bylaws. Except as otherwise provided by law, the certificate of incorporation, any Preferred Stock Designation, the bylaws or any resolution adopted by a majority of the whole board of directors, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

•	Dividends. Holders of common stock are entitled to receive dividends if, as and when declared by the board of directors out of funds legally available therefor, subject to the limitations contained in the Delaware General Corporation Law (the “DGCL”) and any dividend preferences of any outstanding shares of preferred stock.

•	Liquidation. If we liquidate, dissolve or wind up, voluntarily or involuntarily, holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders, after creditors of the corporation have been paid in full and after the payment in full of any preferential amounts to which holders of our preferred stock may be entitled.

•	Other Rights and Preferences. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

•	Listing. Our common stock is traded on the NYSE MKT LLC under the symbol “GST.”

•	Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Shares of our common stock are validly issued, fully paid and non-assessable. Any additional shares of common stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Preferred Stock

As of the date of this prospectus, we had 33,901,840 shares of authorized but unissued preferred stock, 20,000,000 of which are undesignated.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

8.625% Series A Cumulative Preferred Stock

As of the date of this prospectus, we had designated 10,000,000 shares to constitute our 8.625% Series A Preferred Stock (the “Series A Preferred Stock”) and have 3,958,160 shares issued and outstanding. The terms of the Series A Preferred Stock are contained in a Certificate of Designation (the “Series A Certificate”), which is incorporated by reference to an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the Series A Preferred Stock as set forth in the Series A Certificate:

•

Ranking. The Series A Preferred Stock will rank: (i) senior to the common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Junior Shares,”

(ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Parity Shares,” (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock), referred to as “Senior Shares,” and (iv) junior to all of our existing and future indebtedness.

•	Voting Rights. Holders of the Series A Preferred Stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series A Preferred Stock. However, if cash dividends on any outstanding Series A Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series A Preferred Stock on a National Exchange for at least 180 consecutive days after the Series A Preferred Stock becomes eligible for listing on a National Exchange, the holders of the Series A Preferred Stock, voting separately as a class with holders of all other series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on such board until such time as the Series A Preferred Stock becomes listed on a National Exchange or the dividend arrearage is eliminated. Additionally, the affirmative consent of holders of at least 66 2/3% of the outstanding Series A Preferred Stock will be required for the issuance of any Senior Shares or for amendments to our certificate of incorporation by merger or otherwise that would affect adversely the rights of holders of the Series A Preferred Stock.

•	Dividends. Holders of our Series A Preferred Stock are entitled to receive cumulative cash dividends when and as declared by our board of directors out of funds legally available for the payment therefor, at a rate of 8.625% per annum of the $25.00 liquidation preference per share (equivalent to $2.15625 per annum per share). Under certain conditions relating to non-payment of dividends on the Series A Preferred Stock or if the Series A Preferred Stock are no longer listed on a National Exchange, the dividend rate on the Series A Preferred Stock may increase to 10.625% per annum. Dividends will generally be payable monthly in arrears on the last day of each calendar month.

•	Conversion Rights. Our Series A Preferred Stock is not convertible into, or exchangeable for, any of our property or securities.

•	Redemption Rights. We may not redeem the Series A Preferred Stock prior to June 23, 2014 except pursuant to the special redemption upon a Change of Ownership or Control (as defined in the Series A Certificate). On and after June 23, 2014, we may redeem the Series A Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

•	Liquidation. If we liquidate, dissolve or wind up our operations, the holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other Junior Shares. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of Parity Shares and subordinate to the rights of Senior Shares.

•	Other Rights and Preferences. No share of our Series A Preferred Stock affords any preemptive rights or is entitled to the benefits of any retirement or sinking fund.

•	Listing: Our Series A Preferred Stock is traded on the NYSE MKT LLC under the symbol “GST.PR.A.”

•	Transfer Agent, Registrar and Dividend Disbursing Agent. The transfer agent, registrar and dividend disbursement agent for our Series A Preferred Stock is American Stock Transfer and Trust Company, LLC.

Our Series A Preferred Stock is validly issued, fully paid and non-assessable.

10.75% Series B Cumulative Preferred Stock

As of the date of this prospectus, we had designated 10,000,000 shares to constitute our 10.75% Series B Preferred Stock (the “Series B Preferred Stock”) and have 2,140,000 shares issued and outstanding. The terms of the Series B Preferred Stock are contained in a Certificate of Designation (the “Series B Certificate”), which is incorporated by reference to an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the Series B Preferred Stock as set forth in the Series B Certificate:

•	Ranking. The Series B Preferred Stock will rank: (i) senior to the common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Junior Shares,” (ii) equal to the Series A Preferred Stock and any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “Parity Shares,” (iii) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and all other series of Voting Preferred Shares (as defined in the Series B Certificate)), referred to as “Senior Shares,” and (iv) junior to all of our existing and future indebtedness.

•	Voting Rights. Holders of the Series B Preferred Stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of Series B Preferred Stock. However, if cash dividends on any outstanding Series B Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if we fail to maintain the listing of the Series B Preferred Stock on a National Exchange for at least 180 consecutive days after the Series B Preferred Stock becomes eligible for listing on a National Exchange, the holders of the Series B Preferred Stock, voting separately as a class with holders of all other series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on such board until such time as the Series B Preferred Stock becomes listed on a National Exchange or the dividend arrearage is eliminated. Additionally, the affirmative consent of holders of at least 66 2/3% of the outstanding Series B Preferred Stock will be required for the issuance of any Senior Shares or for amendments to our certificate of incorporation by merger or otherwise that would affect adversely the rights of holders of the Series B Preferred Stock.

•	Dividends. Holders of our Series B Preferred Stock are entitled to receive cumulative cash dividends when and as declared by our board of directors out of funds legally available for the payment therefor, at a rate of 10.75% per annum of the $25.00 liquidation preference per share (equivalent to $2.6875 per annum per share). Under certain conditions relating to non-payment of dividends on the Series B Preferred Stock or if the Series B Preferred Stock is no longer listed on a National Exchange, the dividend rate on the Series B Preferred Stock may increase to 12.75% per annum. Dividends will generally be payable monthly in arrears on the last day of each calendar month.

•	Conversion Rights. Except under certain conditions, upon the occurrence of a Change of Ownership or Control (as defined in the Series B Certificate), each holder of Series B Preferred Stock will have the right to convert some or all of such stock held by such holder into a number of shares of our common stock.

•	Redemption Rights. We may not redeem the Series B Preferred Stock prior to November 15, 2018 except pursuant to the special redemption upon a Change of Ownership or Control (as defined in the Series B Certificate). On and after November 15, 2018, we may redeem the Series B Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

•	Liquidation. If we liquidate, dissolve or wind up our operation, the holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other Junior Shares. The rights of the holders of the Series B Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of Parity Shares and subordinate to the rights of Senior Shares.

•	Other Rights and Preferences. No share of our Series B Preferred Stock affords any preemptive rights or is entitled to the benefits of any retirement or sinking fund.

•	Listing: Our Series B Preferred Stock is traded on the NYSE MKT LLC under the symbol “GST.PR.B.”

•	Transfer Agent, Registrar and Dividend Disbursing Agent. The transfer agent, registrar and dividend disbursement agent for our Series B Preferred Stock is American Stock Transfer and Trust Company, LLC.

Our Series B Preferred Stock is validly issued, fully paid and non-assessable.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock. Among other things, our certificate of incorporation and bylaws:

•	provide that any action taken by our stockholders must be taken (a) by a vote of stockholders at a meeting of stockholders duly noticed and called in accordance with the DGCL or (b) without a meeting, without prior notice, and without a vote if a consent or consents, in writing or by electronic transmission, setting forth the action so taken shall be signed by all stockholders entitled to vote on the taking of such action;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in a timely manner, and also specify requirements as to the form and content of such notice;

•	provide that the board of directors or any individual director may be removed (i) with cause only by the affirmative vote of the holders of not less than a majority of the shares of our capital stock entitled to vote generally in the election of directors voting together as a single class or (ii) without cause only by the affirmative vote of the holders of not less than two-thirds (66.66%) of the shares of our capital stock entitled to vote generally in the election of directors voting together as a single class;

•	authorize the board of directors to determine the number of directors and to fill vacancies on the board;

•	provide that only the board of directors or chief executive officer may call a special meeting of the stockholders;

•	requires supermajority voting for some amendments to the certificate of incorporation; and

•	provide for the issuance of “blank check” preferred stock.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.

Section 145 of the DGCL provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, any of our current and future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Gastar described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Gastar described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1) either:

(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers, including existing shareholders;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, Series A Preferred Stock and Series B Preferred Stock, which are listed on the NYSE MKT LLC. We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

The maximum commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker/dealer may not exceed the amount set forth in the FINRA rules at the time of any sale of securities being made pursuant to this prospectus or an applicable prospectus supplement. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

Vinson & Elkins L.L.P. will pass upon the validity of the securities offered in this registration statement. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of each of Gastar Exploration Ltd. and Gastar Exploration USA, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and Gastar Exploration Ltd.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, independent registered public accounting firm, incorporated herein by reference, given upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and direct operating expenses of the Chesapeake Acquisition properties for the year ended December 31, 2012 has been incorporated by reference herein in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

The statement of revenues and direct operating expenses of the WEHLU Acquisition properties for the years ended December 31, 2012 and 2011 have been incorporated by reference herein in reliance upon the report of BDO USA, LLP, independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

The information included in or incorporated by reference into this prospectus regarding our estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of Wright & Company, Inc., independent petroleum engineering consultants, and Netherland, Sewell & Associates, Inc., independent petroleum consultants. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of each firm as experts in petroleum engineering.

The information included in or incorporated by reference into this prospectus regarding the estimated proved reserves acquired in the WEHLU Acquisition, the future net revenues from those reserves and their present value is based on the estimated reserve evaluations and related calculations of Wright & Company, Inc., independent petroleum engineers, and have been included or incorporated by reference in reliance on the authority of that firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

Securities and Exchange Commission Registration Fee		$38,640
Printing and engraving expenses			*
Listing fee			*
Legal fees and expenses			*
Accountants’ fees and expenses			*
Transfer agent’s fees and expenses			*
Miscellaneous costs			*

Total	$		*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

Item 15.	Indemnification of Directors and Officers

Gastar Exploration Inc.

Applicable Laws of Delaware. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of our certificate of incorporation, as amended, provides that (i) each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve, at the request of the Company, in any capacity, with any corporation, partnership or other entity in which the Company has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Corporate Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA (Employee Retirement Income Security Act of 1974) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Company shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding; provided, however, that except as provided below with respect to proceedings seeking to enforce rights to indemnification, we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by our Board of Directors.

If a claim is not paid in full by us within thirty days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to us) that the claimant has not met the standards of conduct which make it permissible under the DGCL for us to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on us.

We may also maintain insurance, at our expense, to protect the Company and any person who is or was serving as a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.		Description
1.1*	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.) (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on October 28, 2013)

3.2	—	Certificate of Merger (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on January 31, 2014)

3.3	—	Second Amended and Restated Bylaws of Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-32714) filed with the SEC on October 28, 2013)

4.1	—	Certificate of Designation of 8.625% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on June 20, 2011)

4.2	—	Certificate of Designation of 10.75% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on November 1, 2013)

4.3	—	Indenture, dated as of May 15, 2013, among the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.4	—	Form of 8 5/8% Senior Secured Notes due 2018 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.5	—	Registration Rights Agreement dated as of May 15, 2013, by and among the Company, the Guarantors signatory thereto, and Imperial Capital, LLC, Iberia Capital Partners L.L.C. and Tudor, Pickering, Holt & Co. Securities, Inc. (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.6	—	Registration Rights Agreement dated as of November 15, 2013, by and among the Company, the Guarantors signatory thereto, and Imperial Capital, LLC, Credit Suisse Securities (USA) LLC, Iberia Capital Partners L.L.C. and Sterne, Agee & Leach, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-32714) filed with SEC on November 20, 2013)

4.7*	—	Form of Certificate of Designation of Preferred Stock

4.8**	—	Form of Senior Indenture

4.9**	—	Form of Subordinated Indenture

4.10*	—	Form of Senior Debt Securities

4.11*	—	Form of Subordinated Debt Securities

4.12*	—	Form of Rights Agreement, including Form of Rights Certificate

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1**	—	Statement of Computation of Ratios of Earnings to Fixed Charges

12.2**	—	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2**	—	Consent of Netherland, Sewell and Associates, Inc.

23.3**	—	Consent of Wright & Company, Inc.

23.4**	—	Consent of BDO USA, LLP

24.1**	—	Powers of Attorney (included on signature page)

25.1***	—	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2***	—	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated by reference into this registration statement.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of its indentures to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 7, 2014.

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Russell Porter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 7, 2014 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John M. Selser John M. Selser	Chairman of the Board

/s/ John H. Cassels John H. Cassels	Director

/s/ Randolph C. Coley Randolph C. Coley	Director

/s/ Robert D. Penner Robert D. Penner	Director

S-1

INDEX TO EXHIBITS

Exhibit No.		Description
1.1*	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.) (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on October 28, 2013)

3.2	—	Certificate of Merger (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-35211) filed with the SEC on January 31, 2014)

3.3	—	Second Amended and Restated Bylaws of Gastar Exploration Inc. (formerly Gastar Exploration USA, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-32714) filed with the SEC on October 28, 2013)

4.1	—	Certificate of Designation of 8.625% Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on June 20, 2011)

4.2	—	Certificate of Designation of 10.75% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.4 of the Company’s Form 8-A (File No. 001-35211) filed with the SEC on November 1, 2013)

4.3	—	Indenture, dated as of May 15, 2013, among the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.4	—	Form of 8 5/8% Senior Secured Notes due 2018 (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.5	—	Registration Rights Agreement dated as of May 15, 2013, by and among the Company, the Guarantors signatory thereto, and Imperial Capital, LLC, Iberia Capital Partners L.L.C. and Tudor, Pickering, Holt & Co. Securities, Inc. (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K (File No. 001-32714) filed with the SEC on May 15, 2013)

4.6	—	Registration Rights Agreement dated as of November 15, 2013, by and among the Company, the Guarantors signatory thereto, and Imperial Capital, LLC, Credit Suisse Securities (USA) LLC, Iberia Capital Partners L.L.C. and Sterne, Agee & Leach, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-32714) filed with SEC on November 20, 2013)

4.7*	—	Form of Certificate of Designation of Preferred Stock

4.8**	—	Form of Senior Indenture

4.9**	—	Form of Subordinated Indenture

4.10*	—	Form of Senior Debt Securities

4.11*	—	Form of Subordinated Debt Securities

4.12*	—	Form of Rights Agreement, including Form of Rights Certificate

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

12.1**	—	Statement of Computation of Ratios of Earnings to Fixed Charges

12.2**	—	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2**	—	Consent of Netherland, Sewell and Associates, Inc.

23.3**	—	Consent of Wright & Company, Inc.

23.4**	—	Consent of BDO USA, LLP

24.1**	—	Powers of Attorney (included on signature page)

25.1***	—	Statement of Eligibility of Trustee on Form T-1 (Senior Indenture)

25.2***	—	Statement of Eligibility of Trustee on Form T-1 (Subordinated Indenture)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated by reference into this registration statement.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.